SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.  N/A )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:                          [ ] Confidential, for Use of
   [ ] Preliminary proxy statement                      the Commission Only (as
   [X] Definitive proxy statement                       permitted by Rule
   [ ] Definitive additional materials                  14a-6(e)(2)
   [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        Clean Diesel Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

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          (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
     [X]  No fee required
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:
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     (2)  Aggregate number of securities to which transactions applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

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     [ ]  Check  box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                         Clean Diesel Technologies, Inc.
                               300 Atlantic Street
                                Stamford CT 06901


March  25,  2003


Dear  Shareholder:

Enclosed are materials relating to the Company's request for stockholders to approve increasing Clean Diesel Technologies authorized common stock from 15,000,000 to 30,000,000 shares. The Company currently has only 1.1 million shares of authorized common stock available for issue.

The Directors of the Company have determined that additional common stock is needed for sales to investors to provide funds for Clean Diesel's commercialization activities and general operating purposes. The Company may also consider strategic acquisitions that would assist the commercialization of the Companies' technologies.

The enclosed documents are in the form of a consent solicitation and we ask that you sign and date the consent form and return in it to the Transfer Agent in the enclosed envelope. You may also fax your consent form to the Company Secretary at 203-323-0461. Please be sure to date your consent form so that it will be effective.

If you would like additional information contact one of the following:

-    Jeremy Peter-Hoblyn
     (UK) 44-1208-851213

-    Derek Gray
     (London) 44-20-7487-4444

-    David Whitwell
     (US) 203-327-7050



Sincerely,


Jeremy D. Peter-Hoblyn
Chairman and CEO

                        CLEAN DIESEL TECHNOLOGIES, INC.
                         300 Atlantic Street, Suite 702
                            Stamford, CT 06901 U.S.A.
                              Tel: (203) 327-7050
                              Fax: (203) 323-0461

                 ----------------------------------------------

                 Notice of Solicitation of Stockholder Consents

                 ----------------------------------------------

To the Stockholders of Clean Diesel Technologies, Inc.:

The enclosed form of consent (the "Consent") is solicited by the Board of Directors of Clean Diesel Technologies, Inc., a Delaware corporation (the "Company") to obtain stockholder consent in writing without a meeting to increase the authorized capital of the Company. The Board seeks stockholder approval of an amendment of the Company's certificate of incorporation (the
"Amendment") to increase the authorized number of shares of common stock, par value $0.05, (the "Common") from 15,000,000 to 30,000,000.

The attached Consent Solicitation Statement describes the proposed Amendment. As authorized by Delaware law, this solicitation of Consents is in lieu of a meeting. Accordingly, there will be no meeting of stockholders held in connection with this solicitation. Under Delaware law the holders of at least a majority of the outstanding Common are permitted to approve the Amendment by written consent in lieu of a meeting provided that prompt notice of the approval is given to the other stockholders of the Company. Such action results in approval of the Amendment without the approval of the stockholders who do not consent.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON.

The record date for this solicitation is March 24, 2003. Holders of the Company Common at the close of business on that date are being mailed the accompanying Consent Solicitation Statement and Consent and asked to sign the Consent to approve of the Amendment. Each stockholder is urged to complete, sign, date and mail the Consent as promptly as possible in the enclosed self-addressed postage-paid envelope.

The date of this notice is March 25, 2003 and it was mailed on or about April 15, 2003.

By order of the Board of Directors

Charles  W.  Grinnell
Secretary

PLEASE COMPLETE, SIGN AND DATE YOUR CONSENT AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE DATE YOUR CONSENT TO ENSURE IT WILL BE EFFECTIVE AND COUNTED. ANY CONSENT GIVEN MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE RECEIPT BY THE COMPANY OF UNREVOKED CONSENTS FROM THE HOLDERS OF A MAJORITY OF THE COMPANY'S OUTSTANDING COMMON.

YOU MAY FAX YOUR SIGNED AND DATED CONSENT TO THE ATTENTION OF THE COMPANY SECRETARY AT THE FAX NUMBER IN THE ABOVE CAPTION.

                         CLEAN DIESEL TECHNOLOGIES, INC.
                         300 Atlantic Street, Suite 702
                           Stamford, CT  06901 U.S.A.
                              Tel:  (203) 327-7050
                              Fax:  (203) 323-0461

                         -------------------------------

                         Consent Solicitation Statement

                         -------------------------------

                                     GENERAL


This Consent Solicitation Statement and the accompanying Notice of Solicitation of Stockholder Consents and form of Consent are being mailed in connection with the solicitation of written Consents without a meeting by the Board of Directors of Clean Diesel Technologies, Inc., a Delaware corporation (the "Company"). These materials pertain to the proposed amendment of the Company's certificate of incorporation (the "Amendment") to increase the authorized capital of the Company by increasing the authorized number of common shares, par $0.05 (the "Common"), from 15,000,000 to 30,000,000. Consents are to be submitted to the Company's Transfer Agent in the enclosed envelope (or may also be faxed to the Company Secretary at the number indicated above) as promptly as possible.

                SOLICITATION, VOTING AND REVOCABILITY OF CONSENTS

The Common shares are the only outstanding securities of the Company. The Board has fixed the record date for this solicitation as March 24, 2003. According to the records of the Company's transfer agent, as of the close of business on the record date the Company had 11,976,904 shares of common outstanding and eligible to vote. Each share of Common is entitled to one vote on the Amendment.

The Amendment requires the affirmative vote of a majority of the outstanding Common. Brokers may return a Consent for shares held in "street" or nominee name in favor of the Amendment absent contrary instructions from the beneficial owner of such shares. Abstentions (including failures to return written
Consents)  and  broker  nonvotes  have  the  same  effect  as  negative  votes.

Delaware law requires that each Consent have a dated signature of each stockholder who signs the Consent. An undated Consent cannot be used. Also, no Consent shall be effective unless Consents from holders of a majority of the outstanding Common are received within the 60 day period following the first dated consent received with respect to this proposal (the "Consent Solicitation Period").

Solicitation will be made primarily through the use of the mail. Members of the Board and Executive Officers of the Company may solicit stockholders' consents directly by telephone or facsimile. The Company shall bear the cost of any consent solicitation.

The Company has asked brokers, and other custodians, nominees and fiduciaries to forward these Consent solicitation materials to the beneficial owners of the Common held of record by such persons and will reimburse such persons for out of pocket expenses incurred in forwarding such materials.

Any stockholder executing a Consent has the power to revoke it at any time before the earlier of (i) the date on which at least the minimum number of shares have consented in order to approve the Amendment, or (ii) the end of the Consent Solicitation Period, by delivering written notice of such revocation dated after the date of the Consent being revoked to the Company's Transfer Agent or faxed to the Company Secretary at the number given above.

A stockholders list as of the record date is available for inspection at the office of the Company set out above and will be available until the termination of the Consent Solicitation Period.

If the holders of a majority of the outstanding Common as of the record date approve of the Amendment, the Company intends to promptly amend the certificate of incorporation in conformity with the text below and file a certificate of amendment with the Secretary of State of Delaware. The Company shall also promptly notify the stockholders who have not consented to the action taken as required by Delaware law.

The Board of Directors has, moreover, reserved the power and authority, in its discretion, to not file the certificate of amendment notwithstanding stockholder approval, if it shall determine that refraining from filing and amending the certificate is ultimately in the best interests of the stockholders, although no state of facts now exists which would suggest that the Directors may consider not filing and amending the certificate.

                                  THE AMENDMENT

Requirement for Increase in Authorized Common

The Company has now authorized capital under its certificate of incorporation of 15,000,000 shares of Common and 100,000 shares of preferred stock the ("Preferred"). No preferred stock is outstanding. There are 11,976,904 shares of Common issued and outstanding and 1,920,888 reserved for outstanding options and warrants, leaving only 1,102,208 shares for future issue.

The directors have determined that additional Common is needed for sales to investors to provide funds for the Company's commercialization and development activities and general corporate purposes, and possibly for other uses, including for potential merger and acquisition activity and for provision for use as compensation or incentives for directors, officers and employees.

The Company's working capital position is such that the Company is actively seeking additional sources of working capital. Although the Company now has no commitments for the issuance of securities, except pursuant to the Company's equity incentive plan and outstanding warrants, the Company expects in the future to conduct discussions with third parties with respect to potential investments. If any sales of securities are effected, the terms of such securities, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by the Board of Directors. Among other things, the Company may issue and sell unregistered Common in private transactions. Such transactions may not be available on terms favorable to the Company, or at all.

Form  of  Amendment  of  Certificate

The Board of Directors of the Company resolved on March 13, 2003 to adopt the following resolution amending the certificate of incorporation of the Company, subject to the approval of a majority of the outstanding Common and further resolved that the amendment is advisable and should be recommended to the stockholders for their approval.

     Resolved, that Article 4 of the certificate of incorporation of the corporation be, and it hereby is, amended by revoking in its entirety the first paragraph of said Article 4 and the following being substituted in its place, as follows:




"4. The corporation shall have authority to issue the total Number of Thirty Million One Hundred Thousand (30,100,000) Shares of the par value of $0.05 per share, amounting in the aggregate to One Million Five Hundred Five Thousand Dollars ($1,505,000), and of such shares, Thirty Million (30,000,000) shall be designated as common stock and One Hundred Thousand (100,000) shall be designated as preferred stock."

Dilution

The effect of the issuance of additional Common, directly or upon exercise of warrants or options, if subsequently issued, has potentially dilutive effects on stockholders. The issuance of Common or Preferred (or even the potential issue) may have a depressive effect on the market price of the Company's securities and may dilute the voting power of the outstanding Common. Also the issue of additional shares of Common or Preferred, or options or warrants to purchase such shares, would have a dilutive effect on stockholders' equity in the Company and reduce stockholders' rights to the net assets of the Company upon dissolution.

Anti-Takeover  Effect

Although the Amendment is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of additional authorized Common could be utilized as such. In addition to financing purposes, the Company could also issue shares of Common or a series of Preferred that may, depending on the amount of such Common or the terms of such series of Preferred, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy content or other means. The Board of Directors, might when it is determined to be in the best interest of the stockholders, create voting, including class voting, or other impediments to obtaining control of the Company.

Preemptive  and  Dissenting  Rights

Under Delaware law, holders of the outstanding Common have no preemptive rights to purchase or to subscribe to the additional shares authorized by the Amendment and have no dissenting or appraisal rights with respect to the proposed Amendment.

THE FOREGOING PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING COMMON FOR APPROVAL. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL ON YOUR CONSENT.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common as of March 24, 2003 by (i) each person known to the Company to own beneficially more than three percent of the outstanding Common; (ii) each director of the Company; the Executive Officers of the Company; and (iv) all directors and officers as a group.

Name and Address (1)                No. of Shares (2)(3)  Percentage (4)
----------------------------------  --------------------  --------------
Beneficial Owners

Fuel-Tech N.V. (2)(5)                          1,849,972           15.4%
Waltham Forest Friendly Society                1,062,598            8.9%
Positive Securities Limited                    1,100,554            9.2%
Cadogen Settled Estates
   Shareholding Company Limited                1,059,453            8.8%
Ruffer Investment Management Ltd.                700,000            5.8%
J.A. Kanis (2)                                   414,400            3.5%

Management Owners

John A. de Havilland (2)                         155,296            1.3%
Derek R. Gray (2)                                405,835            3.4%
Charles W. Grinnell (2)                          131,788            1.1%
Jeremy D. Peter-Hoblyn (2)                       371,619            3.1%
James M. Valentine (2)                           334,356            2.8%
David W. Whitwell (2)                            165,695            1.4%

All Directors and Officers as
   A Group (2)                                 1,564,589           13.1%

---------------
(1)The address of Fuel-Tech N.V. is Castorweg 22-24, Curacao, Netherlands Antilles. The address of the other beneficial owners is c/o S G Associates Limited, 45 Queen Anne Street, London W1G 9JF U.K. The address of the management owners is c/o Clean Diesel Technologies, Inc. Suite 702, 300 Atlantic Street, Stamford, CT 06901 USA. The directors of the Company are Messrs. de Havilland, Gray, Grinnell, Peter-Hoblyn and Valentine. The officers of the
Company are Mr. Peter-Hoblyn, Chairman and Chief Executive Officer; Mr. Valentine, President and Chief Operating Officer; Mr. Whitwell, Vice President, Treasurer and Chief Financial Officer, and Mr. Grinnell, Vice President, General Counsel and Secretary.

(2) In addition to shares issued and outstanding, includes shares subject to options or warrants exercisable within 60 days for Fuel-Tech N.V., 25,000 shares; Mr. J.A. Kanis, 10,000 shares; Mr. de Havilland, 133,817 shares; Mr. Gray, 146,008 shares; Mr. Peter-Hoblyn, 321,366 shares; Mr. Valentine, 314,166 shares; Mr. Whitwell, 153,333 shares; Mr. Grinnell, 116,584 shares; and for all directors and officers as a group, 1,185,274 shares. The amount for Mr. de
Havilland and for directors and officers as a group does not include 23,009 shares owned by his adult children as to which he disclaims beneficial ownership.

(3) To the knowledge of the Company the owners of all shares hold sole beneficial ownership and investment power over the shares reported.

(4) The percentages are percentages of outstanding stock and have been calculated by including warrants and options exercisable within 60 days within the amount of outstanding shares for directors and officers individually and as a group. In addition 3% rather than 5% is presented in accordance with the requirements of U.K. practice, the Company being listed on the Alternative Investment Market of the London Stock Exchange.

(5) The shares indicated for Fuel-Tech N.V. include shares held by its wholly owned subsidiary, Platinum Plus, Inc. Mr. de Havilland is a director of Cadogan Settled Estates Shareholding Company Limited and disclaims beneficial ownership of shares held by that Company.

MARCH 25, 2003


-----------------------------
CHARLES W. GRINNELL
SECRETARY

CONSENT                                                                  CONSENT


                           Solicited by the Directors

                         CLEAN DIESEL TECHNOLOGIES, INC.

                     Consent to Increase Authorized Capital


Please return your consent form promptly to the Company's Transfer Agent in the envelope provided. Or, you may fax the form of consent to the Company Secretary at the number set out in the accompanying Notice of Solicitation.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

     Proposal to amend the certificate of incorporation of the Company to increase the amount of authorized common shares from 15,000,000 to 30,000,000.


     Vote FOR                    Vote AGAINST                        ABSTAIN
       [ ]                           [ ]                               [ ]

                          (Please sign and date below)


                                                     Dated:               , 2003
                                                            -------------


                                              ----------------------------------
                                              (Signature of Stockholder)


                                              ----------------------------------
                                              (Signature of Stockholder)


If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title.
When  shares  are  in  the  names  of  more  than  one person, each should sign.


        PLEASE INSERT DATE ABOVE SO THAT THIS CONSENT MAY BE EFFECTIVE.